Exhibit 99.1

Tintri Receives Nasdaq Delisting Determination Letter

July 9, 2018

MOUNTAIN VIEW, Calif.—(BUSINESS WIRE)—Jul. 9, 2018—Tintri, Inc. (NASDAQ:TNTR) today announced that the company received a Staff Delisting Determination Letter from Nasdaq setting forth a determination to delist the company’s securities as a result of the company’s failure to satisfy the requirements of Nasdaq Listing Rule 5250(c)(1) due to its failure to file a Quarterly Report on Form 10-Q for the period ended April 30, 2018. Unless the company requests an appeal of the delisting determination, trading of the company’s common stock will be suspended at the opening of business on July 12, 2018, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the company’s securities from listing and registration on Nasdaq. The Company has not determined at this time whether it will file an appeal of the delisting determination.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b) which requires prompt disclosure of receipt of a Staff Delisting Determination.

About Tintri

Tintri (NASDAQ: TNTR) offers an enterprise cloud infrastructure built on a public-cloud like web services architecture and RESTful APIs. Organizations use Tintri all-flash storage with scale-out and automation as a foundation for their own clouds—to build agile development environments for cloud native applications and to run mission-critical enterprise applications. Tintri enables users to guarantee the performance of their applications, automate common IT tasks to reduce operating expenses, troubleshoot across their infrastructure, and predict an organization’s needs to scale—the underpinnings of a modern data center. That’s why leading cloud service providers and enterprises, including Comcast, Chevron, NASA, Toyota, United Healthcare and 20 percent of the Fortune 100, trust Tintri with enterprise cloud. For more information, visit www.tintri.com and follow us on Twitter: @Tintri. Tintri has used, and intends to continue to use, its Investor Relations website and the Twitter account of @Tintri as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements

This press release contains forward-looking statements, including but not limited to statements that concern the company’s ability to comply with Nasdaq Listing Rules, the delisting process and any decision by the company to appeal the delisting determination, and the continued listing of the Company’s shares on Nasdaq. These forward-looking statements are not historical facts, and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events, and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the risk that the company will not appeal the delisting determination from Nasdaq; the risk that any appeal, if filed, will not be successful; the risk that company will be unable to comply with the listing standards for the Nasdaq market; and the risks more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018, filed with the Securities and Exchange Commission; and other risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on file with the U.S. Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended January 31, 2018, which are available on our investor relations website at https://ir.tintri.com and on the SEC website at www.sec.gov, or that we may file with the SEC following the date of this press release. All statements provided in this release speak only as of the date of this press release and, except as required by law, we assume no obligation to update any forward-looking statements to reflect actual results or subsequent events or circumstances.

© 2018 Tintri, Inc. All rights reserved. Tintri and the Tintri logo are registered trademarks or trademarks of Tintri, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be trademarks of their respective holder(s).

View source version on businesswire.com: https://www.businesswire.com/news/home/20180709005828/en/

Source: Tintri, Inc.

Press Contact

Touchdown PR

Emily Gallagher

US: + 1 512-373-8500

UK: +44 (0) 1252 717 040

tintriUS@touchdownpr.com

or

Investor Relations Contact

Tintri, Inc.

David Jew, 650-772-3838

ir@tintri.com